Exhibit 99.1

Solera Holdings, Inc. Reports Fourth Quarter and Fiscal Year 2008 Results

Fourth Quarter Revenue of $145.5 Million, Up 18.8%; Fiscal Year Revenue of $539.9 million, Up 14.4%; Company Issues Guidance for Fiscal 2009

SAN DIEGO, CA, August 27, 2008 — Solera Holdings, Inc. (NYSE: SLH) the leading global provider of software and services to the automobile insurance claims processing industry, today reported results for the fourth quarter and fiscal year ended June 30, 2008.

Results for the Fourth Quarter and Fiscal Year Ended June 30, 2008:

GAAP Results

•	Revenue for the fourth quarter was $145.5 million, an 18.8% increase over the prior year fourth quarter revenue of $122.5 million;

•	Revenue for the fiscal year was $539.9 million, a 14.4% increase over the prior fiscal year revenue of $472.0 million;

•

Net loss allocable to common stockholders for the fourth quarter was $21.6 million, a $21.6 million improvement over the prior year fourth quarter net loss allocable to common stockholders of $43.2 million;

•	Net income allocable to common stockholders for the fiscal year was $0.6 million, a $96.1 million improvement over the prior fiscal year net loss allocable to common stockholders of $95.5 million;

•	Diluted net loss per share for the fourth quarter was $0.33, a $0.57 per share improvement over the prior year fourth quarter diluted net loss per share of $0.90;

•	Diluted net income per share for the fiscal year was $0.01, a $2.83 per share improvement over the prior fiscal year diluted net loss per share of $2.82.

Non-GAAP Results

•	Adjusted EBITDA for the fourth quarter was $50.9 million, a 30.2% increase over the prior year fourth quarter Adjusted EBITDA of $39.1 million;

•	Adjusted EBITDA for the fiscal year was $185.5 million, a 28.8% increase over the prior fiscal year Adjusted EBITDA of $144.0 million;

•	Adjusted Net Income for the fourth quarter was $22.2 million, a 52.4% increase over the prior year fourth quarter Adjusted Net Income of $14.6 million;

•	Adjusted Net Income for the fiscal year was $78.7 million, a 50.1% increase over the prior fiscal year Adjusted Net Income of $52.4 million;

•	Adjusted Net Income per diluted share for the fourth quarter and for the fiscal year was $0.34 and $1.22, respectively.

“The fourth quarter represented another good quarter for us, capping off a tremendous year for the company. Our focus continues to be on delivering quality and value to our customers, striving to create greater efficiencies in the business and investing in global growth opportunities,” said Tony Aquila, founder, chairman and CEO of Solera Holdings, Inc. “Through these efforts, we exceeded First Call estimates for revenue, operating margins and Adjusted Net Income for the fourth quarter. While we are pleased with our results, we are never satisfied and will continue to focus our efforts on further improving our business and stockholder value.”

Business Statistics for the Fourth Quarter and Fiscal Year ended June 30, 2008:

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EMEA revenues were $92.9 million and $334.2 million for the fourth quarter and the full fiscal year, respectively, representing a 25.9% increase and a 19.3% increase over the respective prior year period;

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Americas revenues were $52.6 million and $205.7 million for the fourth quarter and the full fiscal year, respectively, representing an 8.0% increase and a 7.2% increase over the respective prior year period;

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Revenues from insurance company customers were $59.7 million and $220.0 million for the fourth quarter and the full fiscal year, respectively, representing a 16.8% increase and a 6.0% increase over the respective prior year period;

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Revenues from collision repair facility customers were $54.8 million and $204.2 million for the fourth quarter and the full fiscal year, respectively, representing a 26.3% increase and a 25.9% increase over the respective prior year period;

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Revenues from independent assessors were $15.8 million and $57.3 million for the fourth quarter and the full fiscal year, respectively, representing a 30.3% increase and a 27.6% increase over the respective prior year period;

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Revenues from automotive recycling and other customers were $15.2 million and $58.4 million for the fourth quarter and the full fiscal year, respectively, representing a 4.4% decrease and a 1.9% increase over the respective prior year period.

GAAP Income Tax Provision

Our fourth quarter tax provision of $26.7 million includes a $30.0 million valuation allowance for deferred tax assets pursuant to the requirements of Statement of Financial Accounting Standards No. 109, or SFAS 109. Approximately $27.1 million of this valuation allowance related primarily to cumulative net operating losses incurred in several of our U.S. subsidiaries. Under SFAS 109, a deferred tax asset is reduced by a valuation allowance when it is more likely than not that the deferred tax asset may not be realized. An important factor in assessing the need for this valuation allowance is our history of losses in the United States since our acquisition of the Claims Services Group from Automatic Data Processing in April 2006 (the Acquisition). These losses are primarily driven by our interest expense and our tax deductible amortization of acquired intangibles in the United States resulting from the Acquisition. To the extent we have taxable income in the United States in the future, we would record a benefit from these net operating losses and credits. Although no assurances can be given, such taxable income could occur as early as fiscal 2009. Offsetting the valuation allowance in the fourth quarter was a one-time non-cash deferred tax benefit of approximately $11.0 million, resulting from the jurisdictional change that lowered the tax rate for one of our Swiss holding companies. Additional details regarding the GAAP income tax provision will be provided during our August 27 conference call and in our Annual Report on Form 10-K for the Year Ended June 30, 2008 to be filed with the Securities and Exchange Commission.

Fiscal Year 2009 Outlook:

Based upon the fourth quarter and fiscal year results for the period ended June 30, 2008 outlined above – we are issuing our initial outlook for our full fiscal year ending June 30, 2009 as follows:

Fiscal Year 2009 Outlook
Revenues	$570 million — $580 million
Net Income	$40 million — $45 million
Adjusted Net Income	$97 million — $102 million
Adjusted Net Income per diluted share	$1.45 — $1.55
Adjusted EBITDA	$200 million — $205 million

The Fiscal Year 2009 outlook above assumes constant exchange rates from those currently prevailing, no acquisitions, and, to calculate Adjusted Net Income, a 28% tax rate.

Earnings Conference Call:

We will host our fourth quarter and fiscal year ended June 30, 2008 earnings call today at 5:00 p.m. (Eastern Time) – August 27, 2008. The conference call will be webcast live on the Internet and can be accessed by visiting: www.solerainc.com. A replay will be available on the Solera website until midnight on September 10, 2008. A live audio broadcast of the call will be accessible to the public by calling (866) 831-6224 or for international callers, (617) 213-8853; please enter the following access code when prompted: 72755630. Callers should dial in approximately ten minutes before the call begins.

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTERS ENDED JUNE 30, 2008

AND 2007 AND FOR THE TWELVE MONTHS ENDED JUNE 30, 2008 AND 2007

(In thousands, except per share/unit amounts)

(Unaudited)

	Quarter Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007
Revenues	$145,533	$122,540	$539,853	$471,960

Cost of revenues :
Operating expenses	33,585	35,498	131,715	138,345
Systems development and programming costs	17,728	17,048	66,666	65,041

Total cost of revenues (excluding depreciation and amortization)	51,313	52,546	198,381	203,386

Selling, general and administrative expenses	42,576	38,940	154,532	134,545
Depreciation and amortization	25,379	27,199	95,266	104,419
Restructuring charges	10,449	4,243	13,286	6,049
Interest expense	11,442	14,390	45,730	69,681
Other (income) expense – net	(3,191)	29,537	(9,518)	31,509

	86,655	114,309	299,296	346,203

Income (loss) before provision for income taxes and minority interests	7,565	(44,315)	42,176	(77,629)
Income tax provision	26,694	(4,217)	34,335	(773)
Minority interest in net income of consolidated subsidiaries	2,444	1,189	7,243	4,050

Net income (loss)	(21,573)	(41,287)	598	(80,906)
Dividends and redeemable preferred unit accretion	—	1,880	—	14,614

Net income (loss) allocable to common stockholders/unitholders	$(21,573)	$(43,167)	$598	$(95,520)

Net income (loss) allocable to common stockholders/unitholders per share/unit:
Basic	$(0.34)	$(0.90)	$0.01	$(2.82)

Diluted	$(0.33)	$(0.90)	$0.01	$(2.82)

Weighted average shares/units used in the calculation of net income (loss) per share/unit allocable to common stockholders/unitholders:
Basic	63,985	47,999	63,500	33,865

Diluted	64,814	47,999	64,737	33,865

Non-GAAP Financial Measures

We use a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The three primary non-GAAP financial measures that we use are Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share. We believe that Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share are useful to investors in providing information regarding our operating results and our continuing operations. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income and Adjusted Net Income per diluted share because we believe both of these measures provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income and Adjusted Net Income per diluted share provide investors with valuable insight into our profitability exclusive of unusual adjustments, and provide further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, earnings per share and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share as supplemental information.

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Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net earnings (loss) allocable to common stockholders/unitholders, excluding interest, taxes, depreciation and amortization, stock-based compensation, restructuring charges, other (income) expense – net, and acquisition-related costs. Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006. A reconciliation of our Adjusted EBITDA to GAAP net earnings (loss) allocable to common stockholders/unitholders, the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007
Reconciliation to Adjusted EBITDA
Net earnings (loss)	$(21,573)	$(41,287)	$598	$(80,906)
Add: Income tax provision	26,694	(4,217)	34,335	(773)

Net earnings (loss) before income tax	5,121	(45,504)	34,933	(81,679)
Add: Depreciation and amortization	25,379	27,199	95,266	104,419
Add: Interest expense	11,442	14,390	45,730	69,681
Add: Stock-based compensation expense	1,475	1,791	4,848	2,343
Add: Restructuring charges	10,449	4,243	13,286	6,049
Add: Other (income) expense – net	(3,191)	29,537	(9,518)	31,509
Add: Acquisition related costs	212	7,425	954	11,699

Adjusted EBITDA	$50,887	$39,081	$185,499	$144,021

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Adjusted Net Income is a non-GAAP financial measure that represents GAAP net earnings (loss) allocable to common stockholders/unitholders, plus the following items: provision for income taxes, amortization of acquisition-related intangibles, stock-based compensation expense, restructuring charges, other (income) expense – net, and acquisition-related costs. Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006. From this figure, we then subtract a provision for income taxes to arrive at Adjusted Net Income. For periods ended June 30, 2008 and prior, we use a 33% tax rate. For periods ending after June 30, 2008, we use a 28% tax rate. We use this 28% tax rate in order to approximate our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, tax deductible goodwill and amortization, and a low tax-rate jurisdiction for a certain corporate holding company. A reconciliation of our Adjusted Net Income to GAAP net earnings (loss) allocable to common stockholders/unitholders, the most directly comparable GAAP measure, is provided in the attached table.

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Adjusted Net Income per diluted share is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by the number of diluted shares outstanding for the period. A reconciliation of our Adjusted Net Income per diluted share to GAAP net earnings (loss) per share, the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007
Reconciliation to Adjusted Net Income
Net earnings (loss)	$(21,573)	$(41,287)	$598	$(80,906)
Add: Income tax provision	26,694	(4,217)	34,335	(773)

Net earnings (loss) before income tax	5,121	(45,504)	34,933	(81,679)
Add: Amortization of acquisition related intangibles	19,091	20,183	72,996	79,725
Add: Interest expense associated with debt repaid at the IPO	—	4,080	—	28,630
Add: Stock-based compensation expense	1,475	1,791	4,848	2,343
Add: Restructuring charges	10,449	4,243	13,286	6,049
Add: Other (income) expense – net	(3,191)	29,537	(9,518)	31,509
Add: Acquisition related costs	212	7,425	954	11,699

Adjusted earnings (loss) before income tax provision	33,157	21,755	117,499	78,276
Less: Assumed provision for income taxes at 33% rate	(10,942)	(7,179)	(38,775)	(25,831)

Adjusted net income	$22,215	$14,576	$78,724	$52,445

Adjusted net income per share / unit
Basic	$0.35		$1.24

Diluted	$0.34		$1.22

Weighted average shares/units used in the calculation of adjusted net income per share/unit
Basic	63,985		63,500

Diluted	64,814		64,737

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2008 AND JUNE 30, 2007

(In thousands, except share/unit amounts)

(Unaudited)

	June 30, 2008	June 30, 2007
Assets
Current Assets:
Cash and cash equivalents	$149,311	$89,868
Accounts receivable, net	95,843	85,543
Other receivables	9,784	9,297
Other current assets	18,314	16,901
Deferred income tax assets	4,802	3,248

Total current assets	278,054	204,857

Property and equipment, net	49,243	51,485
Other Assets	22,980	11,625
Long-term deferred income tax assets	5,162	23,835
Goodwill	646,098	569,165
Intangible assets, net	330,218	362,986

Total assets	$1,331,755	$1,223,953

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$32,191	$25,571
Accrued expenses and other current liabilities	103,597	89,240
Income taxes payable	12,449	13,995
Deferred income tax liabilities	842	1,076
Current portion of long-term debt	6,336	14,140

Total current liabilities	155,415	144,022

Long-term debt	624,570	599,128
Other liabilities	33,475	25,378
Long-term deferred income tax liabilities	36,558	42,922

Total liabilities	$850,018	$811,450

Minority interests in consolidated subsidiaries	15,429	11,229
Stockholders’ equity:
Common Shares, $0.01 par value: 150,000,000 shares authorized; 64,816,018 and 64,813,563 issued and outstanding, as of June 30, 2008 and 2007, respectively	510,900	505,939
Accumulated deficit	(110,157)	(111,687)
Accumulated other comprehensive income	65,565	7,022

Total stockholders’ equity	466,308	401,274

Total liabilities and stockholders’ equity	$1,331,755	$1,223,953

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

SELECTED STATEMENTS OF CASH FLOWS INFORMATION

FOR THE TWELVE MONTHS ENDED JUNE 30, 2008 and 2007

(In thousands)

(Unaudited)

	Twelve Months Ended June 30,
	2008	2007
Net cash provided by operating activities	$117,402	$46,078
Net cash (used in) investing activities	(19,135)	(41,507)
Net cash (used in) financing activities	(51,346)	(6,356)
Effect of foreign currency exchange rate changes	12,522	2,827

Net increase in cash and cash equivalents	59,443	1,042
Cash and cash equivalents, beginning of period	89,868	88,826

Cash and cash equivalents, end of period	$149,311	$89,868

Supplemental Cash Flow Information:
Cash paid for interest	$44,913	$66,806

Supplemental Disclosure of Non-cash Investing and Finance Activities:
Capital assets financed	$3,735	$9,618

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in over 50 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium, Sidexa in France, ABZ in The Netherlands, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the company’s website at http://www.solerainc.com.

Cautions about Forward-Looking Statements:

This press release contains forward-looking statements, including statements about building stockholder and customer value, taxable income, our expected effective corporate income tax rate, our business outlook for fiscal year 2009, our business strategy, and statements about historical results or performance that may suggest trends for our business. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our reliance on a limited number of customers for a substantial portion of our revenues; effects of competition on our software and service pricing and our business; unpredictability and volatility of our operating results, which includes the volatility associated with foreign currency exchange risks and changes in vehicle accident rates; time and expenses associated with customers switching from competitive software and services to our software and services; costs and possible future losses or impairments relating to our 2006 acquisition of the Claims Services Group from Automatic Data Processing, Inc.; impacts on our business of restructuring or severance changes in future periods; effects of changes in or violations by us or our customers of government regulations; rapid technology changes in our industry; use of cash to service our debt; our reliance on third-party information for our software and services; effects of system failures or security breaches on our business and reputation; country-specific risks associated with operating in multiple countries; risks associated with any future acquisitions, joint ventures or similar transactions; our ability to obtain additional financing as necessary to support our operations; effects on our business of restrictive covenants in our debt facility; and any material adverse impact of current or future litigation on our results or business. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2008. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

When we refer to First Call estimates in this press release, we mean the estimates of certain analysts who cover Solera, as reported by Thomson First Call.

Contacts:

Investor Relations

Kamal Hamid

Solera Holdings, Inc.

858-946-1676

kamal.hamid@audatex.com

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